Exhibit A

Joint Filing Agreement

The undersigned each hereby agree and consent to the joint filing on their behalf of a Schedule 13D, including amendments thereto (as amended, the “Schedule 13D”) in connection with their beneficial ownership of shares of common stock of Surgalign Holdings, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to the Schedule 13D, provided that, as contemplated by Rule 13d-1(k)(1)(ii) promulgated under the Securities Exchange Act of 1934, as amended, no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: November 2, 2020

ROBOTICINE, INC

By:	/s/ Pawel Lewicki
Name: Pawel Lewicki
Title: President

SSAR INVESTMENTS, LLC

By:	/s/ Pawel Lewicki
Name: Pawel Lewicki
Title: Manager

NEVA, LLC

By:	/s/ Pawel Lewicki
Name: Pawel Lewicki
Title: Manager

/s/ Pawel Lewicki
Pawel Lewicki